Exhibit 10.1

CIRCLE BANCORP

Employee Incentive Stock Option
and
Stock Appreciation Right Plan

1.	PURPOSE.

The purpose of this Stock Option Plan (“Plan”) is to provide a means whereby employees of Circle Bank (“Novato”), or of other corporations which are or may hereafter become subsidiaries of Novato, within the meaning of Section 425(f) of the Internal Revenue Code of 1954, as amended (“Subsidiaries”), may be given an opportunity to purchase shares of common stock (“Common Stock”) of Circle Bancorp (“Corporation”) The Plan is intended to advance the interests of the Corporation, Novato and the Subsidiaries by encouraging stock ownership on the part of all employees, by enabling the Corporation, Novato, and the Subsidiaries to secure and retain the services of highly qualified persons as employees, and by providing such employees with an additional incentive to make every effort to enhance the success of the Corporation, Novato, and the Subsidiaries.

2.	AGGREGATE LIMITATION ON AWARDS.

Authorized and unissued shares of Common Stock may be issued under the Plan. The maximum number of shares of Common Stock that may be issued shall be ten percent of the outstanding shares or Six Hundred Eighty One Thousand Nine Hundred Twenty Five (681,925) shares, subject to adjustment as provided in sub-section 7(g) of this Plan. For purposes of calculating the aggregate number of shares of Common Stock which may be issued under the Plan:

(a)
Shares of Common Stock applicable to the unexercised portions of options which have terminated or expired, except as provided in subsection (b) below, may again be made subject to stock options (“Options”) under the Plan, if at such time Options may still be granted under the Plan;

(b)	Shares covered by the Options terminated upon the exercise of a Stock Appreciation Right shall not be available for granting further Options under this Plan; and

(c)
Only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an Option.

3.	ADMINISTRATION.

(a)	The Plan shall be administered by the Board of Directors of Corporation, or by a committee of the Board to which such administration is delegated by the Board (the “Committee”).

Such Committee shall be comprised of three (3) or more individual directors. Minutes of the meetings of the Board or the Committee with respect to the grant of Options and the administration of the Plan shall be kept as minutes of any other meeting, and the names of the directors who vote or who abstain from voting shall be noted therein. References herein to the Board shall be deemed to mean the Committee if authority has been delegated to it, except that the authority to terminate, modify or amend the Plan may not be delegated to the Committee.

(b)	The Board shall have plenary authority in its discretion to:

(1)	determine the employees of Novato and/or the Subsidiaries who are within that class set forth herein as “participants”;

(2)	grant awards provided in the Plan in such form and amount as the Board shall determine;

(3)	impose such limitations, restrictions and conditions upon any such award as the Board shall deem appropriate; and

(4)
interpret the Plan, and to prescribe, amend, and rescind rules and regulations relating to it, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

To the extent that Options are granted hereunder as “incentive stock options,” the Plan shall be administered so as to qualify such options as incentive stock options, as defined in Section 422 and other applicable sections of the Internal Revenue Code of 1986, as now in force or hereafter amended (the “Code”), and the regulations promulgated thereunder. All questions of interpretation and application of the Plan and of any options granted under it shall be determined by the Board and such determination shall be final and binding upon all persons. No member of the Board shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner and to the extent permitted by applicable law.

4.	ELIGIBILITY AND PARTICIPATION.

All employees of Novato will be eligible to participate. Option grants and rights are at the sole discretion of the board.

5.	TYPES OF AWARDS UNDER THE PLAN.

Awards under the Plan may be in the form of any one or both of the following:

(a)	Options, as described in Section 6, which may be designated as “incentive stock options,” as defined in Section 422 of the Code, or as “non-incentive stock options,” as may be determined by the Board; and/or

(b)	Stock Appreciation Rights, as described in Section 8.

6.	AWARD OF STOCK OPTIONS.

Options may be granted under the Plan from time to time, but not later than ten (10) years from the effective date of the Plan. The grant of options hereunder shall be subject to the following limitations:

(a)
No “incentive stock option,” as defined in Section 422 of the Code may be granted hereunder to any participant who, on the date such option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Corporation, or its parent or subsidiary corporations, if any, unless the exercise price of such option is equal to at least one hundred and ten percent (110%) of the fair market value of the shares of Corporation’s Common Stock on the date such option is granted.

(b)
The aggregate fair market value (determined as of the date an option is granted) of the shares with respect to which “incentive stock options,” as defined in Section 422 of the Code, are exercisable for the first time by any optionee during any calendar year shall not exceed one hundred thousand dollars ($100,000.00). Fair market value for this purpose shall be determined in the manner provided in subsection 7(a) of this Plan.

In making any determination as to the employees of Novato or the Subsidiaries to whom options shall be granted and as to the number of shares to be covered by such options, the Board shall take into account the duties of the respective participants, their present and potential contributions to the success, profitability and sound growth of the Corporation, Novato, or the Subsidiaries, and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

Each Employee shall be deemed to have been granted an Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee, in its sole discretion, shall determine at the time such grant is authorized.

7.	TERMS AND CONDITIONS OF OPTIONS.

Except as may be otherwise provided in any agreement containing stock option provisions which are specifically approved by the Board, options granted pursuant to the Plan shall be evidenced by stock option agreements in such form, not inconsistent with the Plan, as the Board shall from time to time approve. Each option agreement shall designate whether the option is granted as an “incentive stock option” or as a “non-incentive stock option”. Such stock option agreements shall contain the substance of the following terms and conditions:

(a)	Option Price. The option price to be paid upon exercise of the option shall be not less than the fair market value of the shares of the Common Stock of Corporation on the date such option is granted. The Board may determine that the fair market value of the shares of Common Stock of Corporation is equal to the book value of the Shares, determined in accordance with generally accepted accounting principles, as of the end of the most recently ended fiscal quarter. Financial statements audited by Corporation’s certified public accountants and covered by its opinion that such statements conform to GAAP or certified as conforming to GAAP by the chief financial officer of Corporation may be used to establish such book value.

(b)
Term of Option. Each option granted under the Plan shall expire ten (10) years from the date the option is granted or a shorter period as determined by the Board. No new Options may be granted under the Plan following the tenth anniversary of the Effective Date; provided, however, that the Board of Directors may, in its sole discretion, suspend or cease granting Options at an earlier date. For purposes of the Plan, an Option shall be deemed to be granted on the date on which the Board of Directors authorizes such grant, provided that the optionee thereafter executes a Stock Option Agreement in the form prescribed by the Committee.

(c)
Exercise of Option. Each option may be exercised upon such terms and conditions as the Board shall determine. If an option is exercisable only in installments, such installments shall be cumulative. In no event, however, shall Corporation be required to issue fractional shares.

(d)	Manner of Exercise.

(1)
To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to Corporation stating the number of shares with respect to which the Option is being exercised, and the time of the delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Shares of Common Stock purchased under Options shall, at the time of the notice specifying the date of delivery, be paid for in full, in cash or, with the prior written consent of Corporation, in whole or in part through the surrender of previously owned shares of Common Stock. To the extent payment is being made with cash, the optionee shall deliver a certified or official bank check or the equivalent thereof acceptable to Corporation. If shares of Common Stock are tendered as payment, such shares shall be valued at their fair market value, determined as provided in subsection 7(a) above, as of the date of the notice given to Corporation by the optionee with respect to such exercise.

	(2)	At the time specified in the notice for delivery of the certificate, Corporation shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or other person entitled to exercise the option) at the principal office of Corporation, or such other place as shall be mutually acceptable, a certificate or certificates for such shares; provided, however, that the time of such delivery may be postponed by Corporation for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the optionee (or other person entitled to exercise the Option) fails to pay for all or any part of the number of shares specified in such notice or fails to accept delivery of such shares upon tender of delivery thereof, the right to exercise the Option with respect to such undelivered shares may be terminated. The Board may require that a partial exercise of an option may be for no less than a stated minimum number of shares.

(e)
Non-Assignability of Option Rights. No Option shall be assignable or transferable otherwise than by will or the laws of descent and distribution. During the life of an optionee, an Option shall be exercisable only by the optionee.

(f)	Continuation of Employment.

(1)
Every Option and SAR shall provide that it may not be exercised in whole or in part for a period of [one year] after the date of granting such Option and, if the employment of the Employee shall terminate for any reason other than death or disability as determined by the Committee, prior to the end of such [one year] period or such other period as may be specified by the Committee, the Option granted to such Employee shall immediately terminate.

(2)
Each Employee granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of Novato for a period of at least one year from the date of the Agreement respecting the Award between the Corporation and the Employee. Such service shall, subject to the terms of any contract between the Corporation and/or Novato, and such Employee, be at the pleasure of the Corporation and/or Novato and at such compensation as the Corporation and/or Novato shall reasonably determine from time to time. Nothing in the Plan, or in any Award granted pursuant to the Plan, shall confer on any individual any right to continue in the employment of or service to the Corporation, Novato, or the Subsidiaries or interfere in any way with the right of the Corporation, Novato, or the Subsidiaries to terminate the Employee’s employment at any time.

(3)
In the event that an optionee is no longer an employee of Novato or one of the Subsidiaries, his or her option shall terminate immediately; provided, however, that any remaining tandem Stock Appreciation Rights shall be considered exercised under subsection 8(f) of this Plan.

(g)	Adjustments or Changes in Stock.

(1)
In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, or acquisition, or any similar transaction, in which Corporation receives no additional consideration other than shares or other securities, appropriate adjustment shall be made by the Board in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, so that any participant’s proportionate interest in Corporation by reason of rights under unexercised portions of such option shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment, if necessary, in the option price per share.

(2)
In the event of a dissolution or liquidation of Corporation, a merger, consolidation, acquisition, or other reorganization involving Corporation or a principal subsidiary, in which Corporation or such principal subsidiary is not the surviving or resulting corporation, or a sale by Novato of all or substantially all of its assets, the Board shall cause the termination of all options outstanding hereunder as of the effective date of such transaction, provided, however, that not less than thirty (30) days written notice of the expected effective date of such transaction shall be given to each optionee, and each optionee shall have the right, on the effective date of such termination, to exercise his or her option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable. In any event, the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender options to purchase its share on its terms and conditions

(h)	Restrictions on Shares; Notification of Sale.

(1)
Each option agreement shall contain an agreement by the optionee that if he or she at any time contemplates the disposition of any of the stock acquired pursuant to the plan, he or she shall first notify Corporation of such proposed disposition and shall thereafter cooperate with Corporation in complying with all applicable requirements of law which, in the opinion of Corporation, must be satisfied prior to the making of such disposition.

(2)
The Agreements setting forth the terms and conditions of Options granted under this Plan may require that a participant acquire Common Stock upon exercise only for investment and not for resale or distribution, and restrict transfer of the Common Stock so received as may be necessary under applicable securities laws

(i)	Withholding Taxes.

(1)
Whenever Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, Corporation shall have the right to require the optionee to remit to Corporation an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, Corporation may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued as provided in subsection 7(a) on the date the withholding obligation is incurred.

(2)
Federal, state or local law may require the withholding of taxes applicable to gains resulting from the exercise of an Award. Unless otherwise prohibited by the Committee, each Employee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment, (ii) authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Employee pursuant to the exercise or vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation, or (iii) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award. An Employee’s election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the Committee may adopt, and may be disapproved by the Committee. If the amount requested is not paid, the Committee may refuse to issue Common Stock under the Plan.

8.	STOCK APPRECIATION RIGHTS.

(a)
Award of Stock Appreciation Rights. Concurrently with or subsequent to the award of any Option, the Board may, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, award to the optionee a related tandem Stock Appreciation Right permitting the optionee to be paid the appreciation on the Option in lieu of exercising the Option. The number of shares covered by such Stock Appreciation Rights shall not exceed the number of shares covered by the related Option. Stock Appreciation Rights shall be evidenced by written agreements in such form as the Board may from time to time determine.

(b)
Exercise of Stock Appreciation Rights. An optionee who has been granted a Stock Appreciation Right may, from time to time, to the extent the related option is exercisable, elect to exercise the Stock Appreciation Right for all or part of the shares covered by such Stock Appreciation Right and thereby become entitled to receive, in cash, in Common Stock, or such combination thereof as the Board shall determine, an amount or payment as determined pursuant to subsections 8(d) and 8(e). An exercise of an Option as to a number of shares shall cause a correlative reduction in the Stock Appreciation Rights held by the participant with respect to such Option of the same number of shares, and the exercise of a Stock Appreciation Right for a number of shares shall cause a correlative reduction in the number of shares covered by the related Option. Stock Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable, and only when the fair market value of a share of Common Stock, determined as provided in subsection 7(a) of this Plan exceeds the exercise price of the related Option. The Board may, in its discretion, prescribe additional conditions to the exercise of any Stock Appreciation Rights.

(c)
Manner of Exercise of Stock Appreciation Rights. An optionee wishing to exercise a Stock Appreciation Right shall give written notice of such exercise to Corporation, stating the number of shares as to which Stock Appreciation Rights are being exercised, which notice shall be forwarded to the Board. The date Corporation receives the written notice of exercise hereunder is referred to herein as the Exercise Date. Upon receipt of such notice, the Board shall determine whether the Stock Appreciation Right shall be paid in cash or Common Stock or a combination of cash and shares. Upon such determination, Corporation shall, without transfer or issue tax to the optionee or other person entitled to exercise the Stock Appreciation Right, deliver to the person exercising such right (i) a certificate or certificates for shares of Corporation’s Common Stock, (ii) a certified or official bank check, or (iii) a combination of (i) and (ii) as the case may be.

(d)
Amount of Payment. The amount of payment, in cash or shares, to which an optionee shall be entitled upon the exercise of a Stock Appreciation Right shall be equal to one hundred percent (100%) of the amount, if any, by which the fair market value of a share of Common Stock on the Exercise Date, determined as provided in subsection 7(a) of this Plan, exceeds the exercise price of the Option related to said Stock Appreciation Right, times the number of shares of Common Stock as to which the Stock Appreciation Right is being exercised.

(e)
Form of Payment. Cash shall be paid by delivery of Corporation’s check. Shares shall be paid by delivery of a certificate or certificates for the number of shares determined by dividing the amount of payment determined pursuant to subsection 8(d) by the fair market value of a share of Common Stock on the Exercise Date of such Stock Appreciation Right. As soon as practicable after exercise, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the restrictions specified in subsection 7(h).

(f)
Term. A Stock Appreciation Right may be exercised only while the related Option is exercisable. If, as of the date on which an Option to which a Stock Appreciation Right related expires, any part of such related Option has not been and on that date is not exercised, all remaining related equivalent Stock Appreciation Rights shall be considered exercised as of that date and any positive amount determined under subsection (d) above shall be paid to the optionee in cash.

(g)
Termination of Employment. Upon termination of the optionee’s employment, including by reason of disability or death, Stock Appreciation Rights shall immediately and automatically terminate; provided, however, that any remaining tandem Stock Appreciation Rights shall be considered exercised under subsection (f) above.